UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2009

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Rapino Employment Agreement Amendment

On April 21, 2009, Live Nation Worldwide, Inc. (the "Company"), a subsidiary of Live Nation, Inc. ("Live Nation"), entered into a Second Amendment (the "Rapino Amendment") to the Amended and Restated Employment Agreement with Michael Rapino effective as of January 1, 2007 (the "Original Rapino Agreement," and as amended to date, the "Amended Rapino Agreement"). The Amended Rapino Agreement provides that Mr. Rapino will serve as President and Chief Executive Officer of the Company, and that he will also serve as a member of the Board of Directors of Live Nation (the "Board") for so long as he remains an officer of the Company. The term of the Amended Rapino Agreement began effective as of January 1, 2009 and ends on December 31, 2013.

Under the Amended Rapino Agreement, Mr. Rapino receives a minimum base salary of $1,500,000 per year effective as of January 1, 2009, with minimum annual increases of $50,000 per year in each of 2010-2013. Beginning in 2007, Mr. Rapino is eligible to receive an annual cash performance bonus with a target amount equal to 100% of his then-current base salary, based upon the achievement of financial performance targets established by the Compensation Committee of the Board (the "Compensation Committee"). Beginning in 2009, Mr. Rapino is also eligible to receive an annual cash exceptional performance bonus with a target amount equal to 100% of his then-current base salary, based on targets and objectives established by the Compensation Committee.

Beginning in 2007, Mr. Rapino receives the following annual grants of Live Nation restricted stock: (i) 100,000 restricted shares, which will vest in two equal installments over two years if the Company achieves certain financial performance targets established by the Compensation Committee; and (ii) 50,000 restricted shares, which will vest in two equal installments over two years if Mr. Rapino satisfies certain management objectives established by the Compensation Committee. In addition, Mr. Rapino received a one-time grant of 300,000 shares of Live Nation restricted stock upon signing the Original Rapino Agreement, which vests in equal installments over four years on December 31st of each of 2007-2010. In March 2009, the Compensation Committee granted Mr. Rapino an option to purchase 2,000,000 shares of Live Nation common stock (the "Continuation Option Grant"). The Continuation Option Grant vests in five equal installments over five years if Mr. Rapino remains an employee of the Company. However, the final installment of 20% vests upon the expiration of the Amended Rapino Agreement if the Company has not offered to renew the Amended Rapino Agreement, on terms and conditions no less favorable than those provided for in the Amended Rapino Agreement, at least six months prior to the expiration of the Amended Rapino Agreement.

Upon the occurrence of a change in control of Live Nation, all unvested equity awards then held by Mr. Rapino will vest and become immediately exercisable or transferable. However, the Continuation Option Grant will not vest and/or become exercisable upon the closing of Live Nation’s proposed merger with Ticketmaster Entertainment, Inc. In addition, in the event that an excise tax is imposed as a result of any payments made to Mr. Rapino in connection with a change of control of Live Nation, Live Nation will pay to Mr. Rapino an amount equal to such excise taxes plus any taxes resulting from such payments.

If Mr. Rapino is terminated by the Company without cause or Mr. Rapino terminates his employment for good reason, subject to Mr. Rapino’s execution of a general release of claims, he will receive a lump-sum cash payment equal to (i) the sum of Mr. Rapino’s base salary, his most recent performance bonus and his most recent exceptional performance bonus, multiplied by (ii) the greater of the remainder of the employment term or three years, as well as the immediate acceleration of vesting of all unvested equity awards then held by Mr. Rapino.

The description of the Amended Rapino Agreement set forth above is qualified in its entirety by the Rapino Amendment attached as Exhibit 10.1 hereto, the Original Rapino Agreement attached as Exhibit 10.1 to Live Nation’s Current Report on Form 8-K filed October 9, 2007 and the First Amendment to the Original Rapino Agreement attached as Exhibit 10.18 to Live Nation’s Annual Report on Form 10-K filed on March 5, 2009, each incorporated herein by reference.

Jason Garner Employment Agreement Amendment

On April 21, 2009, the Company entered into the Second Amendment (the "Garner Amendment") to the Employment Agreement with Jason Garner effective as of September 1, 2007 (the "Original Garner Agreement," and as amended to date, the "Amended Garner Agreement"). The Amended Garner Agreement provides that Mr. Garner will serve as Chief Executive Officer, Global Music of the Company. The term of the Amended Garner Agreement began effective as of March 1, 2009 and ends on February 28, 2013.

Under the Amended Garner Agreement, Mr. Garner receives a base salary of $850,000 per year effective as of March 1, 2009, with annual increases of $50,000 per year in each of 2010-2012. Beginning in 2009, Mr. Garner is eligible to receive an annual cash performance bonus of up to 200% of his then-current base salary based on the achievement of performance targets established by the Company.

Mr. Garner will immediately receive $250,000 as a signing bonus. Mr. Garner will also receive $1,000,000 as a retention bonus, which will be offset against any performance bonuses subsequently earned by Mr. Garner under the Amended Garner Agreement. If Mr. Garner remains employed with the Company as of February 28, 2013, any remaining retention bonus that has not been so offset will be deemed earned by Mr. Garner. If Mr. Garner’s employment is earlier terminated, any remaining unearned portion of the retention bonus will be (i) repayable to the Company if Mr. Garner’s employment is terminated by the Company for cause or by Mr. Garner without good reason or (ii) deemed earned by Mr. Garner if Mr. Garner’s employment is terminated by the Company without cause, Mr. Garner with good reason or due to Mr. Garner’s death or disability. The Company will also recommend to the Compensation Committee that Mr. Garner be granted stock options to purchase 400,000 shares of Live Nation common stock.

If Mr. Garner is terminated by the Company without cause or Mr. Garner terminates his employment for good reason, subject to Mr. Garner’s execution of a general release of claims, he will receive a lump-sum cash payment equal to three times the sum of his then-current base salary, as well as the immediate acceleration of vesting of all equity awards granted to Mr. Garner prior to the date of termination.

The description of the Amended Garner Agreement set forth above is qualified in its entirety by the Garner Amendment attached as Exhibit 10.2 hereto, the Original Garner Agreement attached as Exhibit 10.1 to Live Nation’s Current Report on Form 8-K filed March 24, 2008 and the First Amendment to the Original Garner Agreement attached as Exhibit 10.32 to Live Nation’s Annual Report on Form 10-K filed on March 5, 2009, each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

April 23, 2009	By:	Brian Capo

Name: Brian Capo
Title: Senior Vice President and Chief Accounting Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Employment Agreement effective January 1, 2009, by and between Live Nation Worldwide, Inc. and Michael Rapino.
10.2	Second Amendment to Employment Agreement effective March 1, 2009, by and between Live Nation Worldwide, Inc. and Jason Garner.